Exhibit 99.1

PERFORMANCE SHARE UNIT AGREEMENT

Executive	Employee ID	Grant Date	Target Number of Performance Share Units

RECITALS:

The Compensation Committee of the Board of Directors (the "Committee") has determined to award to the Executive Performance Share Units, subject to the restrictions contained herein, pursuant to the Company's 2010 Long-Term Compensation Plan (the "Plan"). All terms used herein and not otherwise defined shall have the same meaning as set forth in the Plan.

NOW, THEREFORE, for good and valuable consideration, including the mutual promises set forth in this agreement and the benefits that the Company expects to derive in connection with the services to be hereafter rendered to it or its subsidiaries by the Executive, the Company and the Executive hereby agree as follows:

ARTICLE I

Defined Terms

1.1     Determination Date. The Determination Date shall mean the date on which the Committee determines and certifies, following the applicable Performance Period, whether and to what extent the Performance Goals set forth on Exhibit A have been attained; provided, however, that the Determination Date with respect to the applicable Performance Period shall be no later than April 15 of the calendar year following the end of such Performance Period.

1.2     Payment Date. The Payment Date shall mean the date the Committee determines that the shares payable upon achievement of the Performance Goals set forth in Exhibit A shall be paid, which date shall be within thirty (30) business days following the Determination Date.

1.3     Performance Share Unit. Performance Share Unit shall mean a nonvoting unit of measurement which is deemed for bookkeeping purposes to be the equivalent to one outstanding share of Common Stock (a “Share”) solely for purposes of the Plan and this Agreement. The Performance Share Units shall be used solely as a device for the determination of the payment to be made to Executive if such Performance Share Units become payable pursuant to section 2.2 below. The Performance Share Units shall not be treated as property or as a trust fund of any kind.  Each Performance Share Unit granted hereunder is intended to qualify as a Performance Share expressed in terms of Common Stock, as authorized under Section 12 of the Plan.

1.4

Retirement.  Retirement shall mean the Executive’s voluntary termination of employment which is approved as a “retirement” by the Committee for purposes of this Performance Share Unit Agreement, using any such criteria as the Committee, in its sole discretion, shall determine.

ARTICLE II

Performance Share Units

2.1     Award of Performance Share Units.  The Company-hereby grants to the Executive an award of Performance Share Units listed above under the heading "Target Number of Performance Share Units" (the "Performance Share Units"), subject to the restrictions contained herein and the provisions of the Plan.

2.2     Performance-Based Right to Payment.

(a)

 The number of Shares that shall be issued pursuant to the Performance Share Units shall be determined based on the Company's achievement of Performance Goals as set forth on Exhibit A. On the Determination Date, the Committee in its sole discretion shall determine and certify whether and to what extent the Performance Goals as set forth on Exhibit A have been attained. The payment of Shares with respect to Executive's Performance Share Units is contingent on the attainment of the Performance Goals as set forth on Exhibit A. Accordingly, Executive will not become entitled to payment with respect to the Performance Share Units subject to this Agreement unless and until the Committee determines that the Performance Goals set forth on Exhibit A have been attained. Upon such determination by the Committee and subject to the provisions of the Plan and this Agreement, Executive shall be entitled to payment of that portion of the Performance Share Units as corresponds to the Performance Goals attained (as determined by the Committee in its sole discretion) as set forth on Exhibit A. Furthermore, except as otherwise set forth in Section 2.3, in order to be entitled to payment with respect to any Performance Share Units, Executive must be employed by the Company through the end of the Performance Period.

(b)

On the Payment Date, the Company shall deliver to Executive a number of Shares (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Company in its sole discretion) equal to the number of Performance Share Units subject to this award that are payable pursuant to the achievement of the Performance Goals set forth on Exhibit A.

2.3     Forfeiture of Performance Share Units Upon Termination of Employment. Notwithstanding any provision in any employment agreement or executive compensation agreement between the Executive and the Company to the contrary, upon Executive's termination of employment prior to the end of the Performance Period, all rights with respect to any unpaid Performance Share Units awarded pursuant to this Agreement shall immediately terminate, and Executive will not be entitled to any payments or benefits with respect thereto; provided, however, that in the event of Executive’s termination of employment by reason of Retirement prior to the end of the Performance Period, Executive or Executive’s beneficiary or personal representative, as the case may be, shall be entitled to receive, on the Payment Date, Performance Share Units awarded pursuant to this Agreement that would have been paid had Executive remained employed until the end of the Performance Period, which shall be prorated in the event of Retirement according to the number of full months that Executive was employed during the Performance Period, but not so prorated in the event of a Disability.  In the event of Executive’s termination of employment by reason of Retirement or Disability prior to the end of the Performance Period, if delivery of the Shares to the Executive on the Payment Date would cause the Executive to be subject to a penalty under Section 409A of the Internal Revenue Code because Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i), delivery of the

Shares will be delayed until a date which is the first business day after the six (6) months after Executive’s termination of employment.  Notwithstanding the foregoing to the contrary, in the event of Executive’s termination of employment by reason of death prior to the end of the Performance Period, Executive or Executive’s beneficiary or personal representative, as the case may be, shall be entitled to receive, as soon as administratively possible, the number of Performance Share Units listed at the top of this Agreement under the “Target Number of Performance Share Units.”

2.4     Change of Control. In the event of a Change of Control, the Performance Share Units shall be subject to the provisions set forth in Paragraph 19 of the Plan, provided, however, any references to "cause" and "good reason" used in Paragraph 19 of the Plan shall be interpreted by applying the definitions of "cause" and "good reason" contained in an employment agreement or executive compensation agreement between the Executive and the Company in effect as of the Grant Date, if any.  For the avoidance of doubt, for purposes of Paragraph 19 of the Plan only, the time-based vesting criteria to which this Award is subject to is a requirement for the Executive to continue employment until the end of the Performance Period.

2.5     Prohibition Against Transfer. The Performance Share Units may not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) by the Executive, or be subject to execution, attachment or similar process. Any transfer in violation of this Section 2.5 shall be void and of no further effect.

ARTICLE III

Miscellaneous

3.1     Provisions of the Plan Control. This Agreement shall be governed by the provisions of the Plan, the terms and conditions of which are incorporated herein by reference. The Plan empowers the Committee to make interpretations, rules and regulations thereunder, and, in general, provides that determinations of such Committee with respect to the Plan shall be binding upon the Executive. A copy of the Plan will be delivered to the Executive upon reasonable request.

3.2     No Rights as Shareholder.  Executive shall not have any right to exercise the rights or privileges of a shareholder with respect to any Performance Share Units or Shares distributable with respect to any Performance Share Units until such Shares are distributed.

3.3

Dividend Equivalents.  On the Payment Date, in addition to the Shares deliverable under Section 2.2 above, the Company shall issue the Executive that number of Shares equal to the Dividend Equivalent Amount.  The Dividend Equivalent Amount shall be calculated as of the Payment Date, pursuant to this Section 3.3.   In calculating the Dividend Equivalent Amount, the Company shall determine the number of Shares that would have been payable to the Executive if the total number of Performance Share Units earned under Section 2.2 had been outstanding as Shares from the beginning of the Performance Period until the Payment Date and in lieu of any regular cash dividends, on the declared payment date of each regular cash dividend otherwise payable on such Shares (“Dividend Date”), the Company had issued Executive a number of additional Shares with a Dividend Date Market Value equal to: (i) the per-share dollar amount of the declared dividend multiplied by (ii) the number of Performance Share Units earned under Section 2.2 above plus the number of Shares deemed issued hereunder as dividend equivalents as of the declared record date for the dividend.  For purposes of calculating the “Dividend Date Market Value” in the preceding sentence, the Company shall use the closing price of a share of the Company’s Common Stock on the New York Stock Exchange on the Dividend Date.  Shares issued hereunder shall be issued in fractional shares.

3.4

 Taxes. The Company may require payment of or withhold any income or employment tax which it believes is payable as a result of the grant or vesting of the Performance Share Units or the payment of Shares in connection therewith, and the Company may defer making delivery with respect to the Shares until arrangements satisfactory to the Company have been made with regard to any such withholding obligation. In accordance with the Plan, the Company may withhold shares of Common Stock to satisfy such withholding obligations.

3.5     No Employment Rights. The award of the Performance Share Units pursuant to this Agreement shall not give the Executive any right to remain employed by the Company or any affiliate thereof.

3.6     Notices. Any notice to be given to the Company under the terms of this Agreement shall be given in writing to the Company in care of its Chief Executive Officer at Kohl's Department Stores, Inc., N56 W17000 Ridgewood Drive, Menomonee Falls, Wisconsin, 53051. Any notice to be given to the Executive may be addressed to him/her at the address as it appears on the payroll records of the Company or any subsidiary thereof. Any such notice shall be deemed to have been duly given if and when actually received by the party to whom it is addressed, as evidenced by a written receipt to that effect.

3.7     Governing Law. This Agreement and all questions arising hereunder or in connection herewith shall be determined in accordance with the laws of the State of Wisconsin without giving effect to its conflicts of law provisions.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties have caused this Agreement to be effective as of the date first written above.

KOHL’s CORPORATION

By:
[Executive’s Name]
Chairman, President, Chief Executive Officer

[Executive’s Name]

EXHIBIT A

TO PERFORMANCE SHARE UNIT AGREEMENT

PERFORMANCE GOALS

Payment of Shares with respect to the Target number of Performance Share Units granted in the Performance Share Unit Agreement is contingent on the attainment of the Performance Goals listed below for the Performance Period. In accordance with the requirements of Section 162(m) of the Internal Revenue Code, at any time prior to ninety days after the beginning of fiscal [ Year ], the Committee shall retain the right to specify any details and/or modify the manner of the calculation of the Performance Goal.

Performance Period: [ Date 1 ] through [ Date 2 ]

Performance Metrics:

[ Weighting (%) ] of the Shares are earned based on [ Metric 1 ] during the Performance Period

[ Metric 1 ] for Performance Period	Percentage of Target Number of Performance Share Units Earned
Less than [ % ] of Financial Plan for [ Metric 1 ]	0%
[ % ] of Financial Plan for [ Metric 1 ]	50%
Financial Plan for [ Metric 1 ]	100%
[ % ] of Financial Plan for [ Metric 1 ]	200%

[ Weighting (%) ] of the Shares are earned based on [ Metric 2 ] during the Performance Period

[ Metric 2 ] for Performance Period	Percentage of Target Number of Performance Share Units Earned
Less than [ % ] of Financial Plan for [ Metric 2 ]	0%
[ % ] of Financial Plan for [ Metric 2 ]	50%
Financial Plan for [ Metric 2 ]	100%
[ % ] of Financial Plan for [ Metric 2 ]	200%

If the Company’s [ Metric 1 ] or [ Metric 2 ] performance results fall between any of the specified levels (e.g., between [ % ]  and Financial Plan for [ Metric 1 ]), the actual number of Performance Share Units which shall be earned shall be determined based on a straight-line, mathematical interpolation between the applicable percentages set forth above, rounded up to the nearest whole share.

Performance Period Relative Total Shareholder Return Modifier

If any Performance Share Units are earned based on the above criteria, the number of Performance Share Units earned will be modified up or down as follows based on Kohl’s Relative Total Shareholder Return against the TSR Peer Group during the Performance Period:

Kohl’s TSR as a Percentile of Total Shareholder Return for Peer Group	Award Modified
< 25th Percentile	Down [ % ]
25th Percentile to 75th Percentile	No Modification
> 75th Percentile	Up [ % ]

For purposes of the charts above:

“Financial Plan” shall mean the Three-year Financial Plan approved by the Board at its regular February [ Year ] meeting.

[ Metric 1 Definition ]

[ Metric 2 Definition ]

“TSR” shall mean the “total shareholder return” to the company’s shareholders over the applicable Performance Period, calculated by a third party expert using the following formula:

“Stock Pricestart” shall mean the average closing price of a share of the respective company's common stock for the 20 trading days prior to the start of the Performance Period on which shares of such company's common stock were traded, as reported in The Wall Street Journal or such other source as the Committee deems reliable.

“Stock Priceend” shall mean the average closing price of a share of the respective company's common stock for the 20 trading days prior to the end of the Performance Period on which shares of such company's common stock were traded, as reported in The Wall Street Journal or such other source as the Committee deems reliable.

“Dividends” shall mean the sum of (a) all dividends paid with respect to one share of the respective company's common stock during the Performance Period, as reported in the company's public filings with the SEC, and (b) the yield on such dividends, assuming reinvestment of each dividend in the company's common stock on the applicable ex-dividend date, using the closing price of a share of the company's common stock on such ex-dividend date, as reported in The Wall Street Journal or such other source as the Committee deems reliable.

“TSR Peer Group” shall include the following companies:

[ List of companies selected by Compensation Committee ]

The Peer Companies shall be modified in the following events:

1)

In the event of a merger, acquisition or business combination transaction of a Peer Company with or by another Peer Company, the surviving entity shall remain a Peer Company.

2)

In the event of a merger of a Peer Company with an entity that is not a Peer Company, or the acquisition or business combination transaction by or with a Peer Company, or with an entity that is not a Peer Company, in each case where the Peer Company is the surviving entity and remains publicly traded, the surviving entity shall remain a Peer Company.

3)

In the event of a merger or acquisition or business combination transaction of a Peer Company by or with an entity that is not a Peer Company, a “going private”

transaction involving a Peer Company or the liquidation of a Peer Company, where the Peer Company is not the surviving entity or is otherwise no longer publicly traded, the company shall no longer be a Peer Company.

4)

In the event of a bankruptcy of a Peer Company, such company shall remain a Peer Company.

“Relative TSR” shall mean Kohl’s TSR compared to the total shareholder returns of the TSR Peer Group companies. Relative TSR will be determined by ranking the company and the peer companies from highest to lowest according to their respective TSRs. After this ranking, the percentile performance of the Company relative to the peer companies will be determined as follows:

P = 1 – [(R - 1) / (N – 1)]

Where: “P” represents the percentile performance which will be rounded up, if necessary, to the nearest whole percentile.

“N” represents the remaining number of peer companies, plus the Company.

“R” represents Company’s ranking amount the peer companies.

Example: If there are 29 remaining companies, and the Company is ranked 10th, the performance would be at the 68th percentile: .68 = 1 – ((10 - 1)/(29 – 1)).